         As filed with the Securities and Exchange Commission on June 20, 1997
                                                        Registration No. 333-
==============================================================================



                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              ___________________

                         STAR TELECOMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                 77-0362681
  (State or other jurisdiction                      (IRS Employer
 of incorporation or organization)                Identification No.)

                          223 EAST DE LA GUERRA STREET
                        SANTA BARBARA, CALIFORNIA 93101
              (Address of principal executive offices) (Zip Code)

                              ___________________

                         STAR TELECOMMUNICATIONS, INC.
                       1997 OMNIBUS STOCK INCENTIVE PLAN
                           1996 STOCK INCENTIVE PLAN
              1996 OUTSIDE DIRECTOR NONSTATUTORY STOCK OPTION PLAN
                        EMPLOYMENT/CONSULTING AGREEMENTS
                           (Full title of the Plans)

                              ___________________


                            CHRISTOPHER E. EDGECOMB
                            CHIEF EXECUTIVE OFFICER
                         STAR TELECOMMUNICATIONS, INC.
                          223 EAST DE LA GUERRA STREET
                        SANTA BARBARA, CALIFORNIA 93101
                    (Name and address of agent for service)

                       _________________________________

         (Telephone number, including area code, of agent for service)
                                 (805) 899-1962
                        CALCULATION OF REGISTRATION FEE

==================================================================================================
           Title of                                         Proposed Maximum     Proposed Maximum
          Securities                      Amount                Offering             Aggregate            Amount of
            to be                          to be                  Price              Offering           Registration
          Registered                   Registered (1)         per Share (2)          Price (2)               Fee
          ----------                   ----------             ---------              -----                   ---
1997 Omnibus Stock Incentive Plan
---------------------------------
    Options                                1,500,000              N/A                   N/A                  N/A
    Common Stock (par value $0.001)        1,500,000             $12.50            $18,750,000         $5,682
1996 Stock Incentive Plan
-------------------------
    Options                                  680,125              N/A                   N/A                  N/A
    Common Stock (par value $0.001)          680,125             $12.50            $8,501,563          $2,577
1996 Outside Director Nonstatutory
----------------------------------
Stock Option Plan
-----------------
    Options                                  180,000              N/A                   N/A                  N/A
    Common Stock (par value $0.001)          180,000             $12.50            $2,250,000          $682
Employment/Consulting Agreements
--------------------------------
    Options                                  400,000              N/A                   N/A                  N/A
    Common Stock (par value $0.001)          400,000             $12.50            $5,000,000          $1,516

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1997 Omnibus Stock Incentive Plan, 1996 Stock Incentive Plan, 1996 Outside Director Nonstatutory Stock Option Plan and Employment/Consulting Agreements by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Star Telecommunications, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of Star Telecommunications, Inc. on June 18, 1997.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         Star Telecommunications, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "1933 Act"), in connection with Registration Statement No. 333-21325 on Form S-1 filed with the SEC on June 12, 1997, together with any amendment thereto filed, in which there are set forth audited financial statements for the Registrant's fiscal year ended December 31, 1996, and

         (b) The description of the Registrant's outstanding Common Stock contained in the Registrant's Registration Statement No. 000-22581 on Form 8-A filed with the SEC on May 16, 1997, pursuant to Section 12 of the Securities Exchange Act of 1934 (the "1934 Act"), including any amendment or report filed for the purpose of updating such description.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. The Registrant's Bylaws provide for mandatory indemnification of its directors and permissible indemnification of officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its officers and directors. The Indemnification Agreements provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

Exhibit Number       Exhibit
      4              Instrument Defining Rights of Stockholders.  Reference is
                     made to Registrant's  Registration Statement No. 000-22581 on Form 8-A, which is incorporated herein by reference
                     pursuant to Item 3(b) of this Registration Statement.

      5              Opinion and consent of Gunderson Dettmer Stough Villeneuve
                     Franklin & Hachigian, LLP.

    23.1             Consent of Arthur Andersen LLP, Independent Public
                     Accountants.

    23.2             Consent of Gunderson Dettmer Stough Villeneuve Franklin &
                     Hachigian, LLP is contained in Exhibit 5.

    24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.


Item 9.  Undertakings

                 A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1997 Omnibus Stock Incentive Plan, 1996 Stock Incentive Plan, 1996 Outside Director Nonstatutory Stock Option Plan or Employment/Consulting Agreements.

                 B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California on this 18th day of June, 1997.



                                       STAR TELECOMMUNICATIONS, INC.


                                       By:  /s/  Christopher E. Edgecomb
                                          -------------------------------
                                          Christopher E. Edgecomb
                                          Chairman of the Board and Chief
                                          Executive Officer




                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

                 That the undersigned officers and directors of Star Telecommunications, Inc., a Delaware corporation, do hereby constitute and appoint Christopher E. Edgecomb and Kelly D. Enos, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                 IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                 Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                     Title                                            Date
---------                                     -----                                            ----
/s/  Christopher E. Edgecomb                  Chairman of the Board, Chief Executive          June 18, 1997
--------------------------------------        Officer and Director
Christopher E. Edgecomb                       (Principal Executive Officer)


/s/  Kelly D. Enos                            Chief Financial Officer, Treasurer              June 18, 1997
--------------------------------------        and Assistant Secretary
Kelly D. Enos                                 (Principal Financial and Accounting Officer)


Signature                                     Title                                            Date
---------                                     -----                                            ----
/s/  Mary A. Casey                            President, Secretary and Director               June 18, 1997
---------------------------------------
Mary A. Casey



/s/  Gordon Hutchins, Jr.                     Director                                        June 18, 1997
---------------------------------------
Gordon Hutchins, Jr.



/s/  John R. Snedegar                         Director                                        June 19, 1997
---------------------------------------
John R. Snedegar



/s/  Roland A. Van der Meer                   Director                                        June 19, 1997
---------------------------------------
Roland A. Van der Meer

                                 EXHIBIT INDEX

                                                                                    Sequentially
                                                                                      Numbered
Exhibit Number       Exhibit                                                            Page
--------------       -------                                                        ------------
      4              Instrument Defining Rights of Stockholders.  Reference is
                     made to Registrant's  Registration Statement No. 000-22581 on Form 8-A, which is incorporated herein by reference
                     pursuant to Item 3(b) of this Registration Statement.

      5              Opinion and consent of Gunderson Dettmer Stough Villeneuve
                     Franklin & Hachigian, LLP.

    23.1             Consent of Arthur Andersen LLP.

    23.2             Consent of Gunderson Dettmer Stough Villeneuve Franklin &
                     Hachigian, LLP is contained in Exhibit 5.

    24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.